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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 30, 2002

Entrx Corporation

(Exact Name of registrant as specified in its chapter)

Delaware	0-2000	95-2368719

(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

800 Nicollet Mall, Suite 2690, Minneapolis, Minnesota 55402 (Address of principal executive offices & Zip Code)

(612) 333-0614 Registrant’s telephone number, including area code

Metalclad Corporation (Former name or former address, if changed since last report)

Item 1. Changes in Control of Registrant.

     Not Applicable.

Item 2. Acquisition or Disposition of Assets.

     On May 30, 2002, Entrx Corporation, formerly Metalclad Corporation (“Entrx”) acquired 145,000,000 shares of the authorized but previously unissued common stock of Surg II, Inc., a Minnesota corporation, for $3,000,000 in cash, or $0.0207 per share. Following the transaction Entrx owned approximately 90.6% of the 159,667,085 outstanding shares of Surg II, Inc. The source of the $3,000,000 used to acquire the 145,000,000 shares of Surg II, Inc. came out of Entrx’s working capital. On January 22, 2002, prior to Entrx’s acquisition, Surg II, Inc. sold substantially all of its assets, and at the time of the purchase of the 145,000,000 shares by Entrx, Surg II, Inc. had substantially no assets and had liabilities of approximately $125,000. Surg II, Inc.’s common stock is traded on the OTC Bulletin Board under the symbol SUGR.OB. On May 30, 2002 the closing price of Surg II, Inc.’s common stock was $0.15 per share.

Item 3. Bankruptcy or Receivership.

     Not Applicable

Item 4. Changes in Registrant’s Certifying Accountant.

     Not Applicable.

Item 5. Other Events and Regulation FD Disclosure.

     Not Applicable

Item 6. Resignations of Registrant’s Directors.

     Not Applicable

Item 7. Financial Statements and Exhibits.

     (a)  Financial Statements of Businesses Acquired

     Not Applicable

     (b)  Pro-Forma Financial Information

     Not Applicable

     (c)  Exhibits

     Not Applicable

Item 8. Change in Fiscal Year.

     Not Applicable.

Item 9. Regulation FD Disclosure.

     Not Applicable.

Dated: July 16, 2002	ENTRX CORPORATION

	By:	/s/ Wayne W. Mills Wayne W. Mills

Its President and Chief Executive Officer